Services Agreement

This services agreement (the “Agreement”) dated this 3rd day of November, 2016 by and between:

1. HCi Viocare, a company incorporated pursuant to the laws of the State of Nevada, U.S.A., having an office at Kintyre House, 209 Govan Road, Glasgow, Scotland, UK G51 1HJ, with company registration number E0214052007-4 (hereinafter referred to as “The Company”) and

2. KCN LTD, a company incorporated pursuant to the laws of Bulgaria, with registered seat at of 4. SABORNA STR., ENTR. B, AP. 2, Sofia 1000, Bulgaria, Tax No. 202587484, (hereinafter referred to as “The Consultant”).

Recitals

I. The Company is in the business of healthcare and wishes to raise funds in order to enforce its operation and expand its business through the set up and operation of three (3) prosthetic and orthotic clinics in the Saudi Arabia (the “Project”). As per this Project, The Company wishes to identify potential investors in the Saudi Arabia. In view of the Project, The Company wishes to obtain services from The Consultant as more particularly described herein (“Scope of Services and Manner of Performance”).

II. Τhe Consultant is in the business of providing such services and has agreed to provide the services under the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Consultant and The Company hereby agree as follows:

Terms

1.              Scope of Services.  The Consultant shall provide services to The Company for the development and realization of the Project, through the introduction of potential investors for the Company. Under this Agreement, The Consultant undertakes to introduce potential investors, namely the company under the name “Prime Therapy” to The Company and more specifically the Consultant undertakes to find and communicate with the potential investors, present the Company, its portfolio and any other necessary information about the Company so as to persuade the investors about the reliability of the Company and negotiate the amount of the fund that the investor is willing to allocate to the Company and the terms of the agreement between the Company and the investor. The Consultant will give the Company all the details of the potential investor as far as his interest is concerned. If the potential investor is interested, the Consultant shall inform the Company about the amount of fund the investor is willing to offer and the terms of their agreement and the Company shall give to the Consultant further directions of negotiations through written authorization or mandate. When the amount of fund and the specific terms are agreed, the Consultant shall provide the direct communication between the Company and the investor so as to proceed to the agreement. It is agreed that The Company does not hereby undertake by any means to proceed to any transaction and/or any agreement with the said investors or any third party for the Project is in the Company’s sole and absolute discretion.

2.           Manner of performance.  The Consultant shall provide services for The Company and shall introduce potential investors to The Company. The time, place and manner of performance of the services hereunder, including the amount of time allocated by The Consultant, shall be determined at the sole discretion of The Consultant.

3.           Status of Consultant.  The Consultant shall act as an independent consultant and not as an agent or employee of The Company and The Consultant shall make no representation as an agent or employee of The Company. The Consultant shall furnish and be responsible for all costs and expenses related to this Agreement which shall be strictly related to the services provided by The Consultant, unless the Company gives the prior written consent to furnish special costs or expenses of the Consultant. The Consultant shall have no authority to bind The Company or incur other obligations on behalf of The Company. Likewise, The Company shall have no authority to bind or incur obligations on behalf of The Consultant.

4.           Confidentiality Agreement.  In the event The Company discloses information to The Consultant that The Company considers to be secret, proprietary or non-public it shall notify The Consultant. The Consultant agrees to hold said information in confidence. Proprietary information shall be used by The Consultant only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information that is in or becomes in the public domain without violation of this Agreement by The Company, or is rightfully received from a third entity having no obligation to The Company and without violation of this Agreement.  In reciprocal, The Company agrees to hold confidential all trade secrets of and methods employed by The Consultant in fulfillment of services rendered.

5.           Indemnification.  The Company and The Consultant mutually agree that they shall at all times abide by all of the regulations of the respective jurisdictions in which they perform their services.  The Company agrees to indemnify and hold harmless The Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Consultant may become subject to, because of the actions of The Company or its agents related to this agreement. Likewise, The Consultant agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company may become subject to, because of the actions of The Consultant or its agents related to this agreement.

6.              Conflict of Interest.  The Consultant shall be free to perform services for other persons. The Consultant shall notify The Company of its performance of identical or similar services for any other Company that could conflict with its obligations under this Agreement. Provided that the Company is being introduced to potential investors through other sources, The Consultant shall always timely notify the Company in writing of the potential investor’s particulars prior to making any introduction in order to avoid introducing investors who are already in contact with the Company through other sources. Provided that the Consultant will have timely informed the Company about the potential investors before the first contact with them and that the Company has given its approval for the contact, the Company expressly waives any right not to authorize the success fee of the agreed fund to the Consultant in case of reaching an investment and upon actual deposit of the investment amount to the Company bank account.

7.           Term.  The term of this Agreement shall be for a time-period of six (6) months, starting on 03.11.2016 and ending on 02.05.2017 or upon written notice by either party to the other of their intent to terminate the Agreement. Commitment shall begin upon execution, by both parties, of this Agreement. Upon mutual agreement in writing the parties may renew or extend this Agreement.

8.           Success Fee. In the event that any investment(s) by investor(s) introduced to the Company by The Consultant are effected in favour of the Company, The Consultant, subject always to such investor(s) approval, shall be entitled to a fee of 2% of the amount actually invested in equity or debt financing to be paid by electronic bank transfer within ten (10) days following deposit of the investment amount to the Company bank account. The parties hereby agree that the above fee is fair and reasonable.

9.           Severability.  This Agreement may be dissolved at any time provided that a 30-day prior written notice is duly serviced to the other party. In the event any part of this Agreement shall be held to be invalid by any competent court or arbitration panel, this Agreement shall be interpreted as if only that part is invalid and that the parties to this Agreement will continue to execute the rest of this Agreement to the best of their abilities unless both parties mutually consent to the cancellation of this Agreement.

11.           No modification – assignment. All terms of this Agreement are considered substantial, valid and in force. No modifications of this Agreement shall be enforceable unless said modification is in writing and signed by both The Consultant and The Company. This Agreement is not assignable by either party without the prior written consent of the other.

12. Governing law and jurisdiction. This Agreement is construed and shall be interpreted in accordance with the laws of the State of Nevada, U.S.A. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Nevada, for any dispute arising out of this Agreement and/or its performance.

In witness hereof The Company and The Consultant have caused this Agreement to be executed as below.

The Company

By: Sotirios Leontaritis
Title: CEO
I hereby certify that I agree to the terms of the services agreement above and am authorized to enter into this services agreement.

The Consultant

By: Christos Kavallaris
Title: CEO
I hereby certify that I agree to the terms of the services agreement above and am authorized to enter into this services agreement.